Securities and Exchange Commission
                         Washington, D.C. 20549


                        SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(A)
                 of the Securities Exchange Act of 1934


                       Filed by the Registrant [ ]
             Filed by a Party other than the Registrant [X]


                       Check the appropriate box:
                     [ ] Preliminary Proxy Statement
                     [ ] Definitive Proxy Statement
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        [ ] Soliciting Material Pursuant to Section 240.14a-11(c)
                          or Section 240.14a-12


                           Circon Corporation
                           ------------------
            (Name of Registrant as Specified in its Charter)


                   United States Surgical Corporation
                   ----------------------------------
                 (Name of Person Filing Proxy Statement)

                      ----------------------------


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                 AN OPEN NOTICE TO CIRCON SHAREHOLDERS:

                            WE NEED YOUR VOTE

                       [U.S. SURGICAL LETTERHEAD]


          Circon Shareholders:

                           WHERE'S YOUR MONEY?

          It is unconscionable that more than 12 months have passed since U.S. Surgical made its first cash offer for all of the outstanding shares of Circon Corporation. U.S. Surgical's tender offers have received overwhelming support from Circon's shareholders. Our last partial offer was oversubscribed by 400% and understandably so: shareholders want their money.

              THE VAST MAJORITY OF SHAREHOLDERS HAVE YET TO
                        RECEIVE ONE SINGLE PENNY

                          HOW IS THIS POSSIBLE?

          We believe it is because of greed. We think it is clear that Circon's management and Board of Directors don't want to sell the Company for fear of losing their jobs and all the executive perks.

          Instead they adopted a "poison pill" which made it prohibitively expensive for any bidder to acquire Circon without their approval, even if supported by the vast majority of shareholders.

              TAKE THE FIRST STEP TO ELIMINATE THE OBSTACLE
               THAT PREVENTS YOU FROM MAXIMIZING THE VALUE
                          OF YOUR CIRCON SHARES

          You now have an opportunity to take an important first step in controlling your destiny by removing the obstacle separating you from the cash being offered for your shares by U.S. Surgical.

                        VOTE THE BLUE PROXY CARD

          The long awaited Circon Annual Shareholders Meeting is scheduled for October 6, 1997. Take action against Circon's entrenched Board that has ignored the will of the shareholders who elected them. Vote the BLUE proxy card to replace two current directors with the two new directors who are committed to your wishes to sell Circon and for the Maximize Value Resolution.

                                IMPORTANT
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          If you need assistance or information please call our
          Proxy Solicitors:  Kissel-Blake Inc. at (800) 554-7733

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